Exhibit 10.3

TRADUCCIÓN PÚBLICA

SWORN TRANSLATION

SECOND AGREEMENT FOR THE IMPLEMENTATION OF AMENDMENTS TO THE

CORPORATE SERVICES MASTER AGREEMENT

Agreement made in the City of Buenos Aires on the 14th day of August of 2008 by and between:

(i) CRESUD S.A.C.I.F. y A., domiciled at Moreno 877, Piso 23 in the Autonomous City of Buenos Aires, represented hereat by Messrs Eduardo Sergio ELSZTAIN and Saúl ZANG in their capacities as Attorneys-in-fact (hereinafter “CRESUD”) as party of the one part;

(ii) Alto Palermo S.A. (APSA), domiciled at Moreno 877, Piso 21 in the Autonomous City of Buenos Aires, represented hereat by Messrs Alejandro Gustavo ELSZTAIN and David Alberto PEREDNIK in their capacities as Attorneys-in-fact (hereinafter “APSA”), as party of the second part, and

(iii) IRSA Inversiones y Representaciones Sociedad Anónima, domiciled at Bolívar 108, Piso 1º in the Autonomous City of Buenos Aires and having established domicile for purposes hereof at Moreno 877, Piso 22 in the Autonomous City of Buenos Aires, represented hereat by Messrs Oscar Pedro BERGOTTO and Gastón Armando LERNOUD in their capacities as Attorneys-in-fact, as party of the third part (hereinafter “IRSA” and collectively with CRESUD and APSA designated as “THE PARTIES”);

WHEREAS:

(i) On June 30, 2004 THE PARTIES executed a Master Agreement for the Exchange of Corporate Services (hereinafter “the Master Agreement”);

(ii) On August 23, 2007 THE PARTIES executed the first Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “First Agreement”), whereby certain amendments were introduced to the Areas of Exchange of Corporate Services and the Cost Distribution Bases, and new Individual In-charges were appointed;

(iii) THE PARTIES have implemented the Master Agreement based on an Implementation Manual updated by Deloitte & Co. S.R.L., (hereinafter “Deloitte”) on February 11, 2008;

(iv) In accordance with the recommendations made by Deloitte on its semi-annual reports, new operational changes have been implemented in the Areas of Exchange of Corporate Services and the Cost Distribution Bases starting in July 2007, which THE PARTIES wish to acknowledge in writing;

(vii) The Board of Directors of THE PARTIES have approved the SECOND AGREEMENT FOR THE IMPLEMENTATION OF AMENDMENTS TO THE CORPORATE SERVICES MASTER AGREEMENT (hereinafter the “Second Agreement”) on August 14, 2008;

(viii) Additionally, THE PARTIES consider that the Second Agreement does not match the provisions under Section 73 of Decree 677/01 and they represent that they have notified the Audit Committee of the execution of the Agreement.

NOW IN CONSIDERATION OF THE FOREGOING, THE PARTIES hereby agree to execute this Second Agreement subject to the following terms and conditions:

ONE: THE PARTIES agree to change the names of the following Areas, introducing such changes to Exhibits I and II of the Master Agreement, as amended by the First Agreement:

(i)	the “Administration” Area shall be called “Administration and Control”;

(ii)	the “Systems” Area shall be called “Systems and Technology”;

(iii)	the “Purchases” Area shall be called “Purchases and Hirings”;

(iv)	the “Operations” Area shall be called “Technical, Infrastructure and Services”; and

(v)	the “Shared Services” Area shall be called “Planning and Development”.

TWO: THE PARTIES ratify that the Areas (as defined in the Master Agreement) and the calculation method applicable to the Exchange of Operational Services (also as defined in the Master Agreement) have been changed as from the dates listed below, amending therefore Exhibits I and II, as amended by the First Agreement, to the Master Agreement as per the following detail:

(i)

Starting in July 2007 and January 2008, a decision was made to modify the distribution method applicable to the Administration and Control Area of Exhibit II such that as from that date it should be made up as detailed in the new Exhibit II.

(ii)

Starting in July 2007, a decision was made to modify the distribution method applicable to the Technical, Infrastructure and Services Areas of Exhibit II such that as from that date it should be made up as detailed in the new Exhibit II.

(iii)

Starting in July 2007, a decision was made to modify the distribution method applicable to the Planning and Development Area of Exhibit II in a manner such that as from that date it should be made up as detailed in the new Exhibit II.

(iv)	Starting in July 2007, a decision was made to include the Works Development Department within the Areas mentioned in Exhibit I of the Master Agreement and therefore, also in Exhibit II.

(v)	Starting July 2007, a decision was made to include the Real Estate Department within the Areas mentioned in Exhibit I of the Master Agreement and therefore, also in Exhibit II.

(vi)	Starting July 2007, a decision was made to include the Hotels and Tourism Department within the Areas mentioned in Exhibit I of the Master Agreement and therefore, also in Exhibit II.
(vii)	Starting July 2007, a decision was made to include the Risks and Processes Area within the Areas mentioned in Exhibit I of the Master Agreement and therefore, also in Exhibit II.

In consideration of the foregoing, the PARTIES hereby put on record that, subject to the clarifications detailed in the preceding sub-sections and for purposes of updating Exhibits I and II, they shall read as hereto attached.

THREE: THE PARTIES represent that all the sections of the Master Agreement and the First Agreement that have not been amended pursuant to this Agreement continue to be fully in force.

In witness whereof, this Agreement is executed in three (3) copies of the same tenor and to a single effect in the place and on the date first written.

CRESUD S.A.C.I.F.y A.

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Attorneys-in-fact

IRSA Inversiones y Representaciones Sociedad Anónima

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Attorneys-in-fact

Alto Palermo S.A. (APSA)

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Attorneys-in-fact

Exhibit I

Description of Corporate Services Exchange Areas

Human Resources

The Human Resources sector renders to THE PARTIES the service consisting in Human Resources Administration and Management. Human Resources Administration spans payroll calculation activities, personnel administration, solidarity issues, benefits and labor relationships.

Human Resources Management includes personnel recruitment, selection, training, job rotation and related activities.

Finance

The Finance sector renders to THE PARTIES the service consisting in Investor Relations, Capital Markets and general finance in relation to financial transactions.

Institutional Relations

The Institutional Relations sector renders to THE PARTIES the service consisting in the development and control of advertising, broadcasting and marketing actions, relations with the media, preparation of articles, brochures and related activities.

Administration and Control

The Administration and Control sector controls all the accounting transactions of THE PARTIES. It is responsible for the companies’ management control and budget, and its main activities consist in the preparation of the financial statements, tax management, supervision of accounts payable and collections.

Systems and Technology

The Systems and Technology sector renders to THE PARTIES the service consisting in maintaining, supporting and updating the IT structure.

Support and maintenance at the user level, help desk, back-up and security issues as well as all related activities.

Updates, control and follow-up of software licenses.

Maintenance, updates and support for infrastructure and communications aspects.

Insurance

The Insurance sector is in charge of managing THE PARTIES’ assets’ coverage by negotiating, acquiring and monitoring insurance policies, dealing with claims in terms of coverage, collection, etc.

Purchases and Hirings

The Purchases and Hirings sector is in charge of acquiring the goods and/or services that are most adequate to the intended use, at the lowest cost and in compliance with the deadline set by users.

Furthermore, it takes all necessary measures to obtain the adequate supplier financing for any such purchases.

Errand Running Service

The Errand Running Service renders to THE PARTIES the service consisting in sending and distributing internal and external documentation, menial procurements, going on errands, etc.

Contracts

The Contracts sector renders to THE PARTIES the service consisting in aid to the preparation, analysis and response to legal briefs, agreements, official letters, etc.

Technical, Infrastructure and Services

The Technical, Infrastructure and Services sector renders to THE PARTIES the services consisting in surveillance and maintenance.

Internal Audit

The Internal Audit sector renders to THE PARTIES the services consisting in operational review and control.

Planning and Development

The Planning and Development Department renders to THE PARTIES the service consisting in the operational coordination of the Human Resources, Institutional Relations, Systems and Technology, Purchases and Hirings, Technical, Infrastructure and Services, and Risks and Processes departments.

Works Development

The Works Development sector renders to THE PARTIES the services consisting in control/supervision over works.

Real Estate

The Real Estate sector renders to THE PARTIES the services consisting in sales and acquisitions of real estate, except for real estate assigned to the agricultural business.

It monitors the properties considered to be “land reserves” and takes part in the businesses arising from governmental grants (exploitation concessions and private initiatives).

Hotels and Tourism

The Hotels and Tourism sector renders to THE PARTIES the services consisting in the integration of the different areas of hotels along with their business relations.

It carries out activities to optimize and control hotels’ management and organization.

It carries out activities aimed at leading tourists to visit and consume in shopping centers.

Risks and Processes

The Risks and Processes sector renders to THE PARTIES the services consisting in the administration and management of standards and processes, including the determination, development and publication of internal regulations.

Administration and management of information security, including the protection of THE PARTIES’ data.

Administration and management of master data, including loading such data to THE PARTIES’ systems.

Administration and management of risks and statutory compliance, including the identification and supervision of the main risks and duties of compliance towards regulatory agencies.

Quality management, including the implementation of quality models in the business units.

Prevention of corporate fraud.

Exhibit II

Cost Distribution Bases

Department	Cost Center	Distribution Method

Human Resources	Human Resources	Number of employees (headcount) under its administration and management.

Finance Each one of the sectors is weighted at 25%.	Capital Markets	Financial transactions outstanding as of the closing date by 40% and the amount of transactions conducted over the last 180/360 days weighted at 60%.

Relations with Investors

Number of shareholders as registered with the Nasdaq, the volume of shares traded in US$as well as market capitalization (the price of the shares as quoted by the number of outstanding shares) with the price diluted as of the closing date. The three variables are weighted at equal parts (33%).

	Financial Risk	Number of transactions analyzed, valued and consummated and their amount in US$. Both variables are weighted at equal parts (50%).
	Financial Administration	Total assets weighted at 40% and total liabilities weighted at 60%.

Institutional Relations	Institutional Relations	Tasks performed and the time spent in each.

Administration and Control	Accounting and Administrative Operations

Accounting and Reporting (number of companies per group and receipts per company) weighted at 45%. Administrative Operations (income receipts, expenses receipts and number of companies per group) weighted at 45% and Control Analysis (proportional in the 3 companies) weighted at 10%.

	Taxes	Salaries are weighted according to the position and tasks performed (per company and in equal shares).
	Budget and Management Control	Market capitalization weighted at 35% and actual income (production, sales, leases) weighted at 65%.

Systems and Technology	Systems and Technology	Number of desktops, licenses, volume of PCs and servers.

Insurance	Insurance	Insured amounts and volume of losses (in units). Both variables weighted and in equal shares (50%).

Purchases and Hirings	Purchases and Hirings	Purchase orders by weighing their volumes and amounts.

Errand Running Service	Errand Running Service	Number of errands run.

Contracts	Contracts	Tasks performed and the time spent in each.

Technical, Infrastructure and Services The two variables are averaged (mix).	Security	By the hour.
	Maintenance	By surface area (real properties’ square meters).

Internal Audit	Internal Audit	Tasks performed and the time spent in each.

Planning and Development	Planning and Development	Average based on the use by each company of the corporate areas. (it is assumed that each company renders services to the rest of the Areas)

	Business Analysis	Salaries are weighted according to the position and tasks performed (per company and in equal shares).

Works Development	Works Development	Tasks performed and the time spent in each.

Real Estate	Real Estate	Salaries are weighted according to the position and tasks performed (per company and in equal shares).

Hotels and Tourism	Hotels and Tourism	Salaries are weighted according to the position and tasks performed (per company and in equal shares).

Risks and Processes	Master Data	Weighing of the time spent in each task and its respective amount.

	OYM	Weighing of the time spent in each task and its respective amount.

	IT Security	Weighing of the time spent in each task and its respective amount.

	Fraud	Weighing of the time spent in each task and its respective amount.

THIS DOCUMENT, CONSISTING OF 7 (seven) PAGES, IS A TRUE AND ACCURATE TRANSLATION into English of the document in Spanish I have had before me in Buenos Aires, on this 18th day of November, 2008.

[For authentication purposes only:]

ESTE DOCUMENTO, COMPUESTO DE 7 (siete) PÁGINAS, ES TRADUCCIÓN FIEL al inglés del documento adjunto redactado en idioma castellano que he tenido ante mí y al cual me remito en Buenos Aires, a los 18 días de noviembre de 2008.